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                                                                  Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Henry Schein, Inc. on Form S-3 of our report dated February 18, 1997 relating to Sullivan Dental Products, Inc. for the year ended December 31, 1996 appearing in the Annual Report on Form 10-K, 10-KA, and 8-K of Henry Schein, Inc. for the year ended December 27, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
November 23, 1998

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